EXHIBIT 23.3

CONSENT OF KPMG LLP

Independent Auditors’ Consent

The Board of Directors

Fulton Financial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Harrisburg, Pennsylvania

September 17, 2004